UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October  18, 2005

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-8188
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on our report on Form 8-K filed on July 29, 2005, we entered into a Subscription Agreement with Petrofinanz GmbH on July 26, 2005, pursuant to which Petrofinanz agreed to purchase 3,000,000 units, at a price of $0.50 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share.

On October 18, 2005, we entered into a Subscription Agreement with Petrofinanz GmbH pursuant to which Petrofinanz agreed to purchase 133,333 units, at a price of $1.50 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share.

The foregoing is a summary of the terms of the subscription agreements and warrants described above and does not purport to be complete and is qualified in its entirety by reference to the full text of the subscription agreements and warrants, copies of which are attached to this report as exhibits and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The issuance of shares of our common stock and warrants to Petrofinanz GmbH described in Item 1.01 above is incorporated in this Item by reference. All such shares and warrants were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Regulation S promulgated under the Securities Act as an offer and sale made outside of the United States and by Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

          (c)           Exhibits.

Exhibit Number	Description
10.1	Subscription Agreement, dated July 26, 2005, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH

10.2	Warrant, dated July 26, 2005, issued by Ignis Petroleum Group, Inc. in favor of Petrofinanz GmbH

10.3	Subscription Agreement, dated October 18, 2005, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH

10.4	Warrant, dated October 18, 2005, issued by Ignis Petroleum Group, Inc. in favor of Petrofinanz GmbH

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.

Date: December 27, 2005	By:	/s/ MICHAEL P. PIAZZA
Michael P. Piazza President, Chief Executive Officer and Treasurer